EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Richard Hermanns, the President and Chief Executive Officer of HireQuest, Inc., or the Company, and David Hartley, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended June 30, 2026, or the Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

Dated:  August 10, 2026

/s/ Richard Hermanns	/s/ David Hartley
Richard Hermanns	David Hartley
President and Chief Executive Officer	Chief Financial Officer